UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2003

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On July 31, 2003, the Company issued the following two press releases:

FOR IMMEDIATE RELEASE

Taylor Elected As Chairman of Tidewater Inc.

New Orleans, July 31, 2003—Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor has been elected as Chairman of its Board of Directors. Taylor will also retain the positions of President and Chief Executive Officer, which positions he has held since October 2001 and March 2002, respectively.

Taylor is replacing William C. O’Malley, who has served as Chairman of the Board since 1994. O’Malley will continue as a director of the Company, having been reelected by shareholders to a three year term ending in July 2006.

Tidewater Inc. owns and operates a fleet of over 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT:

Tidewater Inc.

Keith Lousteau, 504/568-1010

www.tdw.com

FOR IMMEDIATE RELEASE

Tidewater Declares Quarterly Dividend On Common Stock and Announces Annual Meeting Webcast

NEW ORLEANS—(BUSINESS WIRE)—July 31, 2003—Tidewater Inc. (NYSE:TDW) announced today that its board of directors declared a quarterly dividend of $.15 per share on Tidewater’s approximately 56 million shares of common stock outstanding.

The dividend was declared during a regular meeting of the board and is payable August 21, 2003, to shareholders of record on August 11, 2003.

The Company also announced today that a delayed Webcast of a presentation by its CEO, Dean Taylor, from its annual meeting of stockholders will be available beginning at 2:00 p.m. CDST on July 31, 2003 at the Tidewater Web site, www.tdw.com, and at the CCBN Web site, www.streetevents.com. The online replay will be available until August 30, 2003.

The annual meeting of stockholders was held at 10:00 a.m. CDST in New Orleans on July 31, 2003. The CEO’s presentation provides an overview of the Company ‘s operations.

Tidewater Inc. owns and operates over 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT:

Tidewater Inc.

Keith Lousteau, 504/568-1010

www.tdw.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde
Cliffe F. Laborde Executive Vice President, General Counsel and Secretary

Date: July 31, 2003

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